Registration No. 333-_________
As filed with the Securities and Exchange Commission on DECEMBER 9, 2003
                                                        ================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                 AMENDMENT NO. 3

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                                  INSYNQ, INC.
             (Exact name of registrant as specified in its charter)

        Nevada                                                  22-3894506
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         1127 Broadway Plaza, Suite 202
                                Tacoma, WA 98402
                    (Address of principal executive offices)

             2002 Directors, Officers and Consultants Stock Option,
                       Stock Warrant and Stock Award Plan
                            (Full title of the plan)

               John P. Gorst                               Copy to:
          Chief Executive Officer
       1127 Broadway Plaza, Suite 202              Russell T. Alba, Esquire
              Tacoma, WA 98402                          Foley & Lardner
               (253) 284-2000                 100 North Tampa Street, Suite 2700
    (Name, address and telephone number,             Tampa, Florida 33602
 including area code, of agent for service)             (813) 229-2300
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------- ------------------------ ----------------------- -------------------
                                                 Proposed maximum         Proposed maximum
Title of securities to       Amount to be       offering price per       aggregate offering        Amount of
     be registered            Registered               share                 price (1)           registration fee
Common Stock,
$.001 par value             15,000,000 (2)             $.011                  $165,000               $13.35

------------------------- ------------------- ------------------------ ----------------------- -------------------



(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices per share of the common stock reported on the OTC Bulletin Board as of December 8, 2003, a date within five business days prior to the filing of this registration statement.

(2) These 15,000,000 shares represent additional shares for issuance under the Registrant's 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan, originally the subject of the Registrant's Form S-8 registration statement filed on October 8, 2002, bearing SEC File No. 333-100413.

                           INCORPORATION BY REFERENCE

                                       OF

                         EARLIER REGISTRATION STATEMENT

                  Insynq, Inc. (the "Registrant") previously registered 16,000,000 shares of Common Stock, par value $.001 per share, for issuance under its 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on October 8, 2003, bearing the file number 333-100413 (the "Initial Registration Statement"). The Registrant registered an additional 10,000,000 shares of Common Stock, par value $.001 per share, under Amendment No. 1 to the Initial Registration Statement and was filed on September 8, 2003, bearing the file number 333-108614. Subsequently, the Registrant registered an additional 64,000,000 shares of Common Stock, par value $.001 per share, under Amendment No. 2 to the Initial Registration Statement (the "Amended Plan") and was filed on December 5, 2003, bearing the file number 333-110985 (the amendments collectively are referred to as the "Amended Registration Statement"). The Initial Registration Statement and the Amended Registration Statements are referred herein as the "Earlier Registration Statements". This Registration Statement is being filed to register an additional 15,000,000 shares of Common Stock of the same class as those for which the Earlier Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are hereby incorporated herein by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.           Exhibits.



         Exhibit No.                                             Exhibit
            (4.1)          2002  Directors,  Officers and  Consultants  Stock Option,  Stock Warrant and Stock
            -----          Award Plan*

             (5)           Opinion of Foley & Lardner

           (23.1)          Consent of Weinberg and Company, P.A., Certified Public Accountants
           ------

           (23.2)          Consent of Foley & Lardner (contained in Exhibit 5 hereto)
           ------

            (24)           Power of Attorney  relating to  subsequent  amendments  (included on the  signature
            ----           page to this Registration Statement)


* Previously filed.

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, and State of Washington, on this 9th day of December, 2003.

                                           Insynq, Inc.


                                           By:/s/ John P. Gorst
                                           John P. Gorst
                                           Chief Executive Officer




                                POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John Gorst his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                  Signature                            Title                        Date
                                               Chief Executive Officer
/s/ John P. Gorst                              (Principal Executive Officer)
------------------------------------           and Director
John P. Gorst                                                                       December 9, 2003

                                               Chief Administrative Officer,
                                               Secretary and Treasurer,
                                               Principal Accounting Officer,
/s/ M. Carroll Benton                          Principal Financial Officer and
------------------------------------           Director
M. Carroll Benton                                                                   December 9, 2003

                                  EXHIBIT INDEX



                                  INSYNQ, INC.


             2002 Directors, Officers and Consultants Stock Option,

                       Stock Warrant and Stock Award Plan


       Exhibit No.                                                   Exhibit
          (4.1)            2002 Directors, Officers and Consultants Stock Option, Stock Warrant
          -----            and Stock Award Plan*


           (5)             Opinion of Foley & Lardner

         (23.1)            Consent of Weinberg &Company, P.A., Certified Public Accountants
         ------

         (23.2)            Consent of Foley & Lardner (contained in Exhibit 5 hereto)
         ------

          (24)             Power of Attorney relating to subsequent  amendments (included on the signature page to this
          ----             Registration Statement)


                                                                      EXHIBIT 5


[GRAPHIC OMITTED]                          FOLEY & LARDNER
                                           100 North Tampa Street, Suite 2700
                                           Tampa, Florida  33602-5810
                                           P.O. Box 3391
                                           Tampa, Florida  33601-3391
                                           813.229.2300 TEL
                                           813.221.4210  FAX
                                           www.foleylardner.com

                                           WRITER'S DIRECT LINE
                                           813.225.4135
                                           ralba@foleylaw.com Email

                                           CLIENT/MATTER NUMBER
                                           999100-0100
                December 9, 2003


Insynq, Inc.
1127 Broadway Plaza, Suite 202
Tacoma, WA 98402

Re: Amendment No. 3 to the Form S-8 Registration Statement Relating to Insynq, Inc. 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan

Ladies & Gentlemen:

     We have acted as counsel for Insynq, Inc., a Nevada corporation (the "Company"), in connection with the preparation of Amendment No. 3 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the increase in the number of shares authorized under the plan from 90,000,000 to 105,000,000 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued pursuant to the 2002 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The additional 15,000,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

     We have examined and are familiar with the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada, Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

     Based on the foregoing, it is our opinion that the Shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be duly and validly issued, fully paid and nonassessable.

     We have, with your permission, assumed that the provisions of the Nevada Revised Statutes are substantially the same as the Florida Business Corporation Act with respect to the subject matter of this opinion. We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

     This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

..

                                 FOLEY & LARDNER



                                 By: /s/ Russell T. Alba
                                 -----------------------------------------------
                                 Russell T. Alba

RTA/mtv

                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Insynq, Inc.

         We hereby consent to the incorporation by reference in the foregoing Registration Statement on Amendment No. 3 to Form S-8 of our report dated August 29, 2003, relating to the financial statements of Insynq, Inc. appearing in the Insynq, Inc. Annual Report on Form 10-KSB for the fiscal years ended May 31, 2003 and 2002, filed with the Securities and Exchange Commission on September 15, 2003.





                                        Weinberg & Company P.A.
                                        Certified Public Accountants
                                        Boca Raton, Florida
                                        December 9, 2003